U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 15, 2004

                            COMMISSION FILE NUMBER:

                          Celtron International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Nevada                                     91-1903590
--------------------------------------             -------------------------
(State or jurisdiction of incorporation            (I.R.S. Employer I.D. No.)
 or organization


      563 Old Pretoria Road
      Midrand, South Africa                                      S9 1658
--------------------------------------                       ----------------
(Address of principal executive offices)                        (Zip Code)



                   Registrant's telephone number: 2783-785-4584
                                                  -------------

                                      NONE
          ------------------------------------------------------------
         (Former name or former address, if changed since last report)


Item 2.    Acquisition or Disposition of Assets

On December 1, 2003, Celtron's South African subsidiary, Orbtech Holdings Limited, signed an agreement to acquire 100% of the outstanding common stock of CJ Systems (Pty.) Ltd. The acquisition closed on January 15, 2004.

C.J. (Cybernet Jade) Systems is a development stage South African company formed in 2003, formed to undertake the role of exclusive distributor in South Africa for the Jade range of card payment terminals from the Korean company Cybernet.

The attraction of the Jade range to the company founders was initially the fact that they were one of only two companies that had a terminal branded by VISA. It was very quickly discovered that the full range of mobile, desktop and PIN pad units also had an attractive GPRS mobile device.

C.J. Systems' management accepted that even with an attractive product, the major four acquiring banks would be unlikely to purchase units from a start-up operation, especially since all of them had already established terminal suppliers. Management did understand that there are still several major retailers in South Africa yet to purchase their EMV terminals, and that the mobile terminal market was likely to grow dramatically as GPRS networks became available.

Jade terminal connectivity is available for links to retail switches. The leading switches in South Africa are Traderoot, Nomad, Postilion and Base-24. The Traderoot and Postilion applications have been written on Jade in South Africa, and Base-24 is available from Cybernet. Other major switches utilise the ISO 8583 messaging standard, and this option is also available from Cybernet.

We have targeted the Traderoot users and have sold SDKs and development terminals to both Traderoot centrally and Unisys, their partner in Betterview - a company formed to target the T & E market segment. C.J.S also hold an MOU with ViaNova, a Cape-based Traderoot partner. SDKs and terminals have also been purchased by Talkwyz - a supplier of pre-paid applications - and JadeCo, a Cape-based company selling various applications and intending to work closely with both Talkwyz and Vianova.

Many established terminal suppliers still support an 8-bit architecture allowing them to support their legacy applications from as early as 12 years ago. It is becoming apparent that EMV performance on the 32-bit Jade range will save perhaps 5 seconds per transaction once smartcards are introduced in South Africa in 2005. At this time, management believes we will be established and positioned to address this major terminal replacement market within the acquiring bank sector.


Strategy
--------

The Card Payment Terminal market was established by FNB with Speedpoint terminals from the South African company, Natech. From 1987, FNB installed over 20,000 terminals and dominated the market. Standard followed closely with Verifone terminals followed closely by Nedbank with Monetel. ABSA were last into the market and purchased 19,000 Schlumberger terminals on one order in 1994 in an effort catch up.

The business has evolved with terminals requiring good communications to allow calls to be made to authorize the transaction at the card center. Telkom SA was not able to support the demand for quality, faster connectivity, and Fastnet took a major initiative by introducing the Fastnet RadioPad as used in the UK. This enabled the slower terminal (with maybe 1200 baud modems) to establish a radiolink through its serial port, and complete an authorization in maybe 5 seconds that had taken 20 seconds on a dial-up line.

With the proliferation of magstripe card and card payment terminals, fraud grew dramatically as gangs discover how to copy (skim) card details from a valid card and pass those details for their production colleagues to write those same details to blank magstripe cards. France introduced chipcards in the late 1980 and were able to reduce card fraud to less then .01% in value of overall transactions. This was less than 10% of the rates in the UK, and in fact no fraud at all has ever been discover on French chipcards - all the fraud in France has been with magstripe cards brought in by foreigners. In 1993, Visa, Mastercard and Europay formed the EMV forum and planned the introduction of chipcards worldwide to sets of EMV standards. South African Fraud has been approximately R100 M per year, and the banks decided to adopt EMV card and terminal standards by 1st January 2005. On this date, any retailer not running a card payment terminal certified to EMV level 2 will be liable for all fraud at his site.

To encourage banks to move towards EMV, Visa subsidized terminal purchases for their member banks. This practice was stopped in 2002 when Visa negotiated a $230 price for an EMV level 2 terminal with Cybernet and one other terminal supplier.

The Jade range can support multi-applications alongside credit/debit and with the 32 bit architecture can offer access to more sophisticated Internet services through TCP/IP capabilities. C.J.S. already has several major developments being undertaken to support varied retail initiatives in a wide variety of market segments. By the middle of 2004, Jade terminals should be able to support connections to all 4 major acquirers through both Traderoot and Postilion servers, as well as links to ASP servers supporting applications including TradeRef, GSM prepaid top-ups, third party payments, pre-paid telkom, pre-paid electricity, and pre-paid water, all running on terminals certified to EMV level 2.

Management identified at the outset that the company could not support turnkey developments for a range of new customers. Since the Cybernet C SDK is free-of-charge, C.J.S. has encouraged prospects to purchase their own development terminals and have supplied the SDKs with training to support their work. Today there are six separate development teams working on Jade applications. While some of the teams might eventually market competitive products, we see companies positioning themselves as ASP (Application Service Providers) to each other to offer a basket of applications to retailers to complement and supplement the credit/debit card application offered by the acquiring banks.

Products and Services
---------------------

C.J.Systems distributes and supports the latest Jade range of card payment terminals that include GPRS Mobile, Desktop and PED devices. The JadeAire GPRS device will be able to support a full spectrum of mobile applications and can connect peripherals such as hand-scanners. The unit can be supported with connection to a cigar lighter point in a truck and can provide full voice GSM capabilities with a hands-free earpiece.

The JadeBreakthrough and JadeAdvantage are identical units except the JadeBT is branded by Visa and is sold at a fixed price of US$ 230 for any volume. The JadeStar has the same functionality as the JadeBT/Advantage products but is configured as a user keyboard/screen handset housed on a cradle that incorporates the thermal printer and modem. The handset is cable-connected to the cradle and enables the merchant to input transaction data before handing the PED to the customer.

The JadeStar handset is a PED, and supports a serial connection for linking to ECR/POS devices. This unit will be used in multilane and forecourt environments.

None of the above units can be drop-shipped without application development. Eventually C.J.S. will be able to offer customers a choice of server connectivity, Bank applications, security encryption, Internet access and links to other ASPs providing retail applications such as GSM top-up vouchers, Loyalty, Pre-paid Electricity and third party payments.

Already we can support server connections in SA to Postilion and Traderoot hosts, and Cybernet can provide us with proven interfaces for ISO 8583, APACS or Base-24 hosts. Credit and debit bank applications on Postilion and Traderoot will need to be enhanced with Cybernet certified EMV routines to support smartcards.

Retail applications already under development include pre-paid Electricity, GSM and Telkom, as well as Traderef and a tourism reservation system. C.J. S is confident that all the mobile WASP applications will be able to be run on Jade terminals provided GPRS connectivity is configured. This will facilitate provision of exchange rates, weather, news clips, and SAA aircraft landing details.

A distributor of card payment terminals would expect to make 100 units of profit on the initial hardware sales, and over the five years life of the terminal another 150 units of profit on services. These services would include help desk, fetch and carry of new/faulty devices, replacement of faulty modules, and packaging of repaired units into new boxes. Services can also be extended to provision of software distribution to terminals by offering the TMS (Terminal Management System) server as a bureau operation.

C.J.S. would not plan to provide turnkey applications for customers, but needs to retain resources capable of supporting customers in the following areas:

- Training and implementation of the Cybernet C SDK.
- Training and implementation of the Terminal Management System (TMS).
- Knowledge of Card Payment solutions.
- Project management skills and general card payment terminal knowledge.
- Ability to implement encryption and trusted center programs.
- Ability to understand EMV and incorporate routines provided by Cybernet into core SA banking products.

Employees
---------
C.J.Systems currently have three employees, a sales manager, his P.A. and a Technical Manager. This team will need to expand as the business grows with dedicated project management staff handling customer terminal roll-out programs, EMV implementations and development support.

The Industry
------------
The card payment terminal industry in South Africa has been established for some 15 years. SA is as advanced as any other country, and will implement EMV in 2005 ahead of many other major markets including the USA.

SA has an established Telkom and GSM network infrastructure, and with GPRS capabilities being offered alongside new satellite links, terminals have the full spectrum of connectivity options. All the world major terminal manufacturers are represented including

  Terminal               Distributor            Customers
-------------          ---------------      -------------------
Hypercom                 Grintek              FNB, Radiospoor,
Ingenico                 GPS                  FNB, Standard
Verifone                 Prism                Edgars, P&Pay, Nedbank
Ascom/Monetel            Applitec             Nedbank
Schlumberger             Altech Smartcard     FNB, BoE, ABSA
Dione                    CSC                  Standard

For the first 10 years, the banks purchased terminals and supplied them to merchants. The only application needed was credit card processing and the basic machines were only able to support this one application. Gradually more sophisticated units were introduced in the late 1990s that could securely support PIN - entry so that debit cards could be used alongside credit. As terminals were introduced in 2000 to support full EMV functionality, units were designed to support multiple applications. A basic card application would fit into a 256kb terminal in 1995, while today, that application will co-reside with debit and EMV applications as well as maybe loyalty and third party payments.

Acquiring Banks are primarily interested in taking credit and debit transactions. While it may be feasible to introduce loyalty or EVD to the terminal, they do not want to support these periphery operations, and instead concentrate on their debit/credit applications, and more recently the move to EMV functionality.

Retailers have requested end-of-day reconciliation with cash and cheque takings, but banks have been unable or reluctant to widen the functionality of their solutions. Retailers have introduced their own servers capable of supporting their extended functionality. These servers have been introduced at individual stores by P&Pay, Edgars, Shoprite, Woolworths etc, and have been offered as servers to the wider retail community by switch companies such as TSS, AST, Direct Tranzact, and ViaNova. These switches can offer proven links to the banks for card payment transactions, and also provide applications such as GSM top-up vouchers, bill payments, loyalty or pre-paid electricity.


Card Payment Terminals
----------------------

While there might be 50 manufacturers of terminals around the world, only the top 10 manufacture more than 100,000 terminals per year. Ingenico, Hypercom and Verifone all manufacture more than 1 million per year, while the next 7 including Cybernet manufacture between 200,000 and 300,000. All these major players provide full EMV software and hardware solutions. France is the only country where terminals can be purchased at electrical retailers. The merchant then rings one of 7 banks and asks to be connected to their merchant services. All terminal applications are identical, and all the various terminal sold in the shops have identical, certified solutions. All the interfaces of the South African acquiring banks are different, as are the various retail switches currently being operated.

Statistics by Geographic sources- South Africa and Africa
----------------------------------------------------------

There is no formal source of terminal statistics for South Africa. Many Banks buy units and will only have maybe 80% of them installed at merchants. Others will be stock units, units in the repair loop, or obsolete units held for emergencies. Each of the 4 major acquirers admit to supporting approximately 30,000 terminals each. Major retailers including Woolworths, P& Pay, Edgars, Shoprite etc all purchase their own terminals, and with the 7 MOCs buying their own terminals for their 5009 forecourts up to 60,000 terminals are owned by merchants.

All the terminal suppliers in South Africa provide debit/credit/EMV applications. Some offer pre-paid applications for GSM top-up, Electricity, Telkom or Water, others offer third party payment applications, and some offer ATM emulation programs.

The ability to offer the above-mentioned applications on a mobile terminal is proving to be the next major opportunity in South Africa. Many of the townships do not have Telkom lines, yet black residents now are able to use their ATM cards as debit cards and are able to pay for the services sold on mobile card payment terminals. The GPRS solution platform could easily open up a new mobile market for 30,000 new terminals each year.

Most of the above-mentioned solutions will be delivered through independent switches such as Postilion or Traderoot, and this is why C.J. Systems have concentrated on providing interfaces to switches rather than direct to the Banks.

Card terminal solutions can be supplied to a wide spectrum of Financial, retail, government and independent users, and can be summarized as:

- Vehicle Fleet - for POD and payment solutions.
- Switch operators to supply on to their retail merchants.
- M-commerce service providers
- MOCs to supply their forecourts and C stores
- The 4 major acquiring banks.
- Government for Pension and benefits payments
- Large retailers

Market size and trends - terminals.
----------------------------------
The South African marketplace today supports some180,000 terminals. With the terminals dropping in price, and increasing in functionality, banks and other major users will exchange terminal every 5 years rather than every 7 as they did in the 1990s. The replacement market of 45,000 terminals per year will supplemented with natural growth of maybe 5000 terminals per year. The real growth will be in the Mobile terminal market where 30,000 terminals per year could be introduced now that we have a stable GPRS network to support the devices. Profits in excess of R100 Million will be generated in SA in 2004 by the sale of card payment terminals and associated services.

Market size and trends - services and support.
---------------------------------------------

This market can be split into software and maintenance services. Cybernet provide SDK and TMS software free-of-charge. The EMV certified applications are also without charge. C.J.S plans to offer a bundled applications support package - in the case of a Traderoot customer this might be a 5-year contract to maintain and upgrade the core TMI application, to provide ongoing EMV upgrades and to support TMS and the SDK programs.

The above could be offered in conjunction with the a hardware maintenance package through Unisys. Support services per terminal could be R40 per month with a profitability of at least 25%. Support services can only be targeted at the C.J. Systems installed base. With a base of 10,000 terminals, in excess of R1,25 M per year net profit could be generated.


                                  Competition
                                  -----------
We compete with other companies who have greater experience and financial resources than us.

                                   Management
                                   ----------

John Richard Aldridge, Managing Director
----------------------------------------
John left English Grammar School in 1966 with a basic interest in early commercial computers. During his first year training as an accountant at The City of Preston Municipal offices, he was exposed to computers in more depth, and realized that the best way into a computer career was with a degree. He attended Hatfield Polytechnic (now Hertfordshire University) and graduated with a degree in Computer Science in 1972. Through college he was sponsored by Honeywell Computers and was trained to become a computer salesman.

John started his selling career with Burroughs Machines (now Unidata) in their Preston office. Basic selling skills were required before he was promoted to the Large Accounts Team in Manchester where his advanced computer knowledge could be used. Burroughs provided in-depth communications training covering protocols and terminal variants. Burroughs provided terminals for 80% of the Britsh Banking Branch networks, and this was where John was first exposed to financial terminals. John was allocated as nationwide terminal sales manager for the ICI account.

John married in 1974 and applied for an advertised job with ICL to reduce his time away from home. His application resulted in various offers of overseas postings from ICL, and a two year assignment was accepted in Johannesburg. Johns role was selling mainframes to new-name accounts in the Banking sector. In his first full year he sold systems to 4 new banks and made 158% of his sales target. His reward was an appointment as the account manager for the Barclays Bank Account. This was ICLs largest account is South Africa. In his first year John moved the bank to the 2900 range of ICL computers and sold them 12 systems on one order for R14,9 Million. This was the largest order ever taken by ICL outside the UK Government market. John stayed 2 full years on the

Barclays account before transferring back to the UK. Johns team implemented the first Barclaycard Visa processing system in South Africa in 1978.

From the end 1978 through to 1991 when John returned to South Africa permanently with his family, he worked on UK branch banking systems - initially with ICL, then Olivetti and then finally with Nixdorf on the Midland Bank Account. Responsibilities with ICL were centered on Barclays where he sold them their first 2000 branch teller terminals. Five year with Olivetti were also spent working on the Barclays account. Barclays used Olivetti back-office workstations and Olivetti also designed a cheque reader/encoder/sorter for branch use. During this period, MSDOS PCs were widely introduced and John's team sold several hundred to Barclays offices. In 1986 John was head-hunted by Nixdorf to manage their second largest account worldwide - Midland Bank. By the time John left to return to South Africa in 1991, he managed a team of three project managers with a staff complement that extended to over 30 developers depending on projects being undertaken. Across 2500 branches the value of Nixdorf equipment installed was in excess of UK Pounds 90 Million, and John had made revenue targets each year in excess of UK 15 Million.

Back in South Africa since 1991, John initially worked for Unidata as Standard Bank Account Branch Manager marketing cheque clearing and branch terminal configurations. He was transferred into the Tandem team as sales manager when Unidata acquired the marketing rights in 1992. John fronted sales campaigns into all the South African Banks with Base-24 Card processing software until he was head-hunted to front the Altech Smart Card Technologies team for Altech. In this role he fronted sales of both Schlumberger Card Payment Terminals and Smart Cards to Acquiring Banks and VARs. John opened up both the Boland Bank and FNB accounts to Schlumberger terminals and also introduced the range to some 8 other VARs that eventually sold over 15,000 terminals on top of the 15,000 that were purchased by Boland and FNB.

John joined Hypercom in 1999 as manager for their African Distributors with responsibility to appoint and support companies to distribute Hypercom card payment solutions. Grintek were established in South Africa and Fintech (out of Kenya) were responsible for the rest of sub-saharan Africa. Hypercom wanted John to transfer to London in 2001, but this coincided with John taking an independent patent out on a magnetic card fraud prevention scheme. Although Nedbank helped finance the patent work, and all South African card issuing banks were very positive, the idea was not adopted because major investments had already been made to reduce fraud, and with EMV cards due to further eliminate fraud, the idea was shelved.

From March 2002, John worked for Fintech, the Hypercom distributor, and helped market card payment and other banking solutions into various African countries including Kenya, Uganda, Zambia, Zimbabwe, Nigeria, Swaziland and Angola. John left Fintech at the end of June 2003 and set up C.J. Systems to distribute Cybernet terminals. John had been approached by Visa when they branded the Cybernet Breakthrough terminal, and knowing the Cybernet Europe Team as ex-Hypercom colleagues he took the opportunity to take the exclusive distributorship.

John has presented numerous papers at Cards Africa and Smart Card Forums on a variety of subjects including card fraud, smart cards, trends in terminals and Internet applications.

John is widely known by all the card issuers and acquirers, and was asked to accompany Philip Tromp, GM of the Reserve Bank, and David Mitchel, Deputy GM, to Europe to review French and UK smart card solutions. David is now GM at the Reserve Bank, and keeps in touch with John on e-purse initiatives. Through the Reserve Bank, John has also been invited to attend SADEC financial conferences.

Tony Urban. - Technical Support Manager.

Tony has 25 years experience in troubleshooting and creating a variety of software systems. He is one of the best pure system analysts in the business with the rare ability to quickly analyze large complex systems and produce the appropriate software solutions. He has created several Directory composition and pagination systems as well as numerous GIS, Geocoding and mapping systems. Tony excels at being able to write software bridges between multi-vendor systems to create seamless processes.

Tony has BS and Masters Degrees in Mathematics from the University of Cracow Poland. Advanced work in Artificial Intelligence from the University of Cracow. Tony was twice selected for the Gold Metal Award for the best software development in Poland. He is a member of the International Association of Typography and the Digital Publishing and Graphics Association of South Africa. Tony has been a University level lecturer on computer graphics.

In 2000 Tony was trained by Grintek to work on their Hypercom projects, and used his embedded C skills on various applications for Grintek and subsequently Fintech in Zimbabwe. Tony implemented Termapp on Hypercom for the Postilion connection at CABS in Harare as well developing a teller application for Century Bank that included ATM emulation.

Tony worked with C.J. Systems from day one, and brought in all their development software and compilers before testing and distributing with SDKs. Tony has developed three library routines to enhance and complement the core Cybernet API. These libraries are:

- File Systems - to facilitate developers to utilize spare memory as "hard disk".
- DataBase System - to facilitate developers supporting standard database structures.
- Command Prompt Operating System - to help developers with terminal configuration, debugging and testing.

Tony has developed the Traderoot Merchant Interface on the JadeAire that will allow Traderoot users to link any of the Jade Range to their host servers.


Item 7.    Financial Statements and Exhibits
           ---------------------------------
    a. Financial Statements of Business Acquired.

It is impractical to provide the required financial statements of CJ Systems at this time. The registrant intends to file such financial statements as soon as is practical, but not later than 60 days after this report on Form 8-K is filed with the Commission.

    b. Pro Form Financial Information.

It is impractical to provide the required pro forma financial statements at this time. The registrant intends to file such pro forma consolidated financial statements for itself and its wholly-owned subsidiaries as soon as is practical, but not later than 60 days after this report on Form 8-K is filed with the Commission.


   (c)   Exhibits.

7.1  CJ Systems Acquisition Agreement


                                   SIGNATURES
                                   ----------
Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2004

     Celtron International, Inc.

By:  Allen Harrington
     -----------------------------
     Allen Harrington, Chief Executive Officer, Director

In connection with the current report of Celtron International, Inc. on Form 8K for the period January 15, 2004, as filed with the Securities and Exchange Commission on the date hereof, the undersigned certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the report fairly presents, in all material respects, the financial condition and results of the Company.



Dated: March 23, 2004         By:  Allen Harrington
                                  --------------------------
                                   Allen Harrington,
                                   Chief Executive Officer


Dated: March 23, 2004         By:  Amanda Harrington,
                                   ------------------------
                                   Amanda Harrington,
                                   Chief Financial Officer

Exhibit 7.1.  Acquisition Agreement

                               INDEX TO AGREEMENT
                               ------------------
                              CJ Systems Acquisition




1.     SCHEDULE ............ SCHEDULE OF INFORMATION

2.     ANNEX A ............. AGREEMENT

3.     ANNEX B ............. FIXED ASSETS REGISTER

4.     ANNEX C ............. SCHEDULE OF LEASES

5.     ANNEX D ............. WARRANTIES

6.     ANNEX E.............. BOARD MANDATE AND AUTHORIZATION

7.     ANNEX F ............. MANAGEMENT AGREEMENT


                            SCHEDULE OF INFORMATION
                            -----------------------

1.  SCHEDULE OF INFORMATION

1.1 Auditor

1.2 Company1:  CJ Systems (Pty) Ltd Reg. No:

1.3 Purchase price part1 : R 2,250,000 (Two Million Two Hundred and Fifty Thousand Rand)

1.4 Purchase price part 2: Seller will receive a performance payment at the end of the third financial year, December 2006. The valuation of this performance payment will be based on a mutually agreed and recognized valuation formula based on the value of 25% of the business of C J SYSTEMS. In lieu of this performance payment, Orbtech will arrange for the issue of shares in CELTRON as determined by the valuation.

1.5 Company2 (Agent) :  Olamide Holdings (Pty) Ltd Reg. No:  99/24683/07

1.6 Method of payments :

1.6.1 Celtron will issue shares at a value of US $1,00 per share at the Rand exchange rate current on the date of signature of this agreement

1.6.2 Purchase Price part 1: Celtron will issue R 2,250,000.00 (Two Million Two Hundred and Fifty Thousand Rand) value in shares to the CJ Systems Shareholders or their nominees and held in trust by Celtron subject to the provisions of paragraph 2.17 of the agreement in Annexure "D" being met.

1.6.3 Purchase Price part 2: Celtron will issue shares at the then current value per share at the then current Rand exchange rate to the CJ Systems Shareholders or their nominees subject to paragraph 14.1.6 of the agreement in Annexure "A"

1.7 Issue of shares shall be made on or before the 25th day of January 2004


2.     SELLER INFORMATION

2.1   Seller:

2.1.1 John Aldridge

2.2 Kiara House, 41 Sloane St., Bryanston 2025

2.3 Postnet Suite #493, Private Bag X033, Rivonia 2128

2.4 Telephone (011)  706.0172

2.5 Telefax (011)  706.6931

2.6 Company CJ Systems (Pty) Ltd Registration No.  2003/027763/07

2.7 Authorised Signatory Sellers:, John Aldridge by Board mandate and in his capacity as director.


3.     PURCHASER
       ---------
3.1 Purchaser Company 1: Orbtech Holdings Limited

3.2 Address Block 2, Momentum Business Park, 563 Old Pretoria Road, Midrand

3.3 Postal P.O.Box 2250, Halfway House, 1685

3.4 Telephone (011) 652 6350

3.5 Telefax (011) 652 6371

3.6 Company Registration No. 99/10917/06

3.7 Authorised Signatory R A Pienaar

3.8 VAT Registration No. 46201 87221

3.9 Purchaser Company 2: Celtron International Inc.

3.10 Address Block 2, Momentum Business Park, 563 Old Pretoria Road, Midrand

3.11 Postal P.O.Box 2250, Halfway House, 1685

3.12 Telephone (011) 652 6350

3.13 Telefax (011) 652 6371

3.14 Company Registration No. 91-1903590

3.15 Authorised Signatory R A Pienaar


4.     SCHEDULES AND ANNEXES
       ---------------------
Schedules or annexes to this schedule of information shall be deemed to be incorporated in and form part of the agreement and definitions in such schedules or annexes shall bear the same meanings in this schedule of information and in the other schedules of annexes.


SIGNATURE BELOW CONSTITUTES SIGNATURE OF THE AGREEMENT

Signed at Midrand on 12 December 2003

                             For Sellers


                             ----------------------------
                             who warrants that he is duly
                             authorized hereto



Signed at Midrand on ___  December 2003

                              For Orbtech Holdings Limited

                              R A Pienaar
                             ----------------------------
                             who warrants that he is duly
                             authorized hereto


Signed at Midrand on ___  December 2003

                              R A Pienaar
                             --------------------------------------
                             For Celtron International Incorporated
                             who warrants that he is duly
                             authorized hereto


                      ANNEX "A" TO SCHEDULE OF INFORMATION

                                   AGREEMENT

1.     INTERPRETATION

     In this agreement -

1.1 clause headings are for convenience and shall not be used in its interpretation;

1.2 unless the context clearly indicates a contrary intention an expression which denotes any gender includes the other genders, a natural person includes an artificial person and vice versa, and the singular the plural and vice versa;
1.3 the following expressions shall bear the meanings assigned to them below and cognate expressions bear corresponding meanings -

1.3.1 "accounts" - the financial statements of the company as at the period ended 28 February 2003;

1.3.2 "Act" - the Companies Act, No 61 of 1973, as amended;

1.3.3 "adjustment account" - the adjustment account to be prepared by the auditor in accordance with 5.2 if necessary;

1.3.4 "closing date" - 15th January 2004;

1.3.5 "effective date" - the 1st day of December 2003 notwithstanding the signature date;

1.3.6 "effective date accounts" - the financial statements of the company as at and for the period commencing on 1 March 2003 and ending on the effective date, to be prepared in terms of 5.1;

1.3.7 "fixed assets register" - the fixed register, a copy of which is attached and annex "B";

1.3.8 "info schedule" - the schedule of information to which this is annex "A";

1.3.9 "Nasdaq" - the National Association of Securities Dealers Automatic Quotation System incorporating the National Market System and OTC market;

1.3.10 "Companies" - CJ Systems (Proprietary) Limited Registration Number a private company duly incorporated in accordance with the laws of South Africa;
1.3.11 "purchase price" - the aggregate consideration payable for the purchase of the sale shares and cession of the sale claims as set out in 1.3 and 1.5 of the info schedule;

1.3.12 "claims" - all claims of whatever nature and however arising which the seller may have against the company as at the effective date;

1.3.13 "signature date" - the last date upon which this agreement is signed by all the parties hereto;

1.3.14 "warranties" - collectively the warranties in annex "D" and otherwise (if any) given in terms of this agreement;

1.3.15 "Theo Tromp" - Attorneys Theo Tromp of Johannesburg, Hackle Brooke corner of Jan Smuts Avenue and Conrad Drive, Craighall;

1.3.16 "Celtron" Celtron International Incorporated.

1.4 when any number of days or hours are prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday.

1.5 if any provision in a definition is a substantive provision conferring rights or imposing obligations on anyone, effect shall be given to it as if it were a substantive provision in the body of this agreement;

1.6 schedules or annexes to this agreement shall be deemed to be incorporated in and form part of this agreement;

1.7 any references to any statute shall be reference to that statute as at the signature date, and as reenacted from time to time;

1.8 where figures are referred to in numerals and words, if there is any conflict between the two, the words shall prevail.


2.   PREAMBLE

     It is recorded and agreed that -

2.1 the seller owns the sale shares;

2.2 the seller intends selling to the purchaser the sale shares with effect from the effective date upon the terms and conditions contained herein, so that with effective date the purchaser shall own the sale shares.


3.   SALE OF SALE SHARES

3.1 Notwithstanding the date of signature hereof, the seller sells the sale shares to the purchaser who purchases the sale shares with effect from the effective date, on which date all risk in and benefits attaching to the sale shares and shall pass to the purchaser.


4.   PAYMENT

4.1 The purchase price payable by the purchaser by the purchaser to the seller for the sale shares shall be the amount set out in the info schedule; and

4.2 The purchase price shall be payable by the purchaser to the seller in accordance with the method of payment set out in the info schedule.


5.   EFFECTIVE DATE ACCOUNTS AND ADJUSTMENT ACCOUNT

5.1 The seller shall prepare the effective date accounts in accordance with the provisions of 2.4 of annex D, shall procure their certification by the auditors without qualification and their signature on behalf of the company and shall deliver a true copy thereof to the purchaser by not later than 45 working days after the effective date.

5.2 The seller shall prepare an adjustment account and procure its certification by the auditor. The seller shall deliver the adjustment account to the purchaser simultaneously with the delivery of the effective date accounts. The adjustment account shall reflect as -

5.2.1 credits -

5.2.1.1 that proportion of any amount paid before the effective date for any period after the effective date for any expenses of the company including insurance premiums in respect of the assets which the broken portion of that period commencing at the effective date bear to the entire period for which the payment was made;

5.2.1.2 a provision for any taxes paid in advance or which will become due to the company on or after the effective date in respect of periods up to the effective date;

5.2.1.3 cash, debtors, negotiable instruments, near cash and other assets of the company;

5.2.1.4 any other amount considered necessary by the auditor;

5.2.2 debits -

5.2.2.1 that proportion of any item referred to in 5.2.1.1 owing at the effective date in respect of any period prior to the effective date which the broken portion of that portion ending at the effective date bears to the entire period for which the item is owed;

5.2.2.2 a provision for any unpaid taxes owing or which will become owing be the company on or after the effective date in respect of periods up to the effective date;

5.2.2.3 any other amount considered necessary by the auditor.

5.3 Any balance owing to either the seller or the purchaser in terms of the adjustment account shall be paid to the other of them within 30 (thirty) days of presentation of the adjustment account.


6.   CLOSING

6.1 On the closing date, representatives of the parties shall meet at the offices of Orbtech. At that meeting, against compliance by the purchaser with its obligations the seller shall deliver to the purchaser -

6.1.1 the share certificates in respect of the sale shares together with duly signed and currently dated share transfer forms in respect thereof without having inserted therein the name of the transferee;

6.1.2 the written resignations as at the effective date of the company's directors, secretary, public officer and auditors;

6.1.3 a resolution of the directors of the company -

6.1.3.1 approving the transfer of the sale shares pursuant to this agreement;

6.1.3.2 appointing all persons nominated by the purchaser as directors of the company with effect from the effective date;

6.1.3.3 accepting the resignations of the persons referred to in 6.1.2

6.1.4 all of the company's books, records, documents and assets (including, without limiting the generality of the aforegoing, the company's certificate of incorporation, memorandum and articles of association, minute books, registers and copies of all returns submitted by the company to the Registrar of Companies and the South African Revenue Services during the three years immediately preceding the effective date); provided that the seller shall be entitled to retain such of the company's records as may be necessary to enable it to prepare the effective date accounts, which records shall be delivered to the purchaser forthwith after the effective date accounts have been prepared.

6.2 The purchaser shall deliver to the seller the share certificates in respect of the shares referred to in paragraph 1.5 of the schedule of information together with duly signed and currently dated transfer forms in respect thereof without having inserted the name of the transferee.

7.     WARRANTIES

7.1 The seller gives the purchaser the warranties set out in annexure "D" on the basis that this agreement is entered into by the purchaser relying on the warranties, each of which is deemed to be material warranty inducing the purchaser to enter into this agreement.

7.2 Notwithstanding 7.1 the purchaser shall not be entitled to cancel this agreement as a consequence of any breach by the seller of any of the warranties unless the breach is a material breach and the breach is incapable of being remedied by payment of compensation, the seller fails to pay the purchaser such compensation within 14 (fourteen) days of the amount thereof being determined.

7.3 Notwithstanding anything to the contrary contained in this agreement a claim by the purchaser in respect of any breach by the seller of any warranty or in terms of any indemnity given by the seller in terms of this agreement shall not entitle the purchaser to make a claim against the seller in respect of both such breach of warrant and under such indemnity where such breach and claim arises out of the same cause of action.


8.     INDEMNITIES

8.1 Without prejudice to any of the rights of the purchaser arising from any of the provisions of this agreement, the seller indemnifies the purchaser against all loss, liability, damage or expense (whether actual, contingent or otherwise) which the purchaser may suffer as a result of or which may be attributable to -

8.1.1 any liability of the company, whether actual or contingent, which arose prior to the effective date and is not reflected in the effective date accounts;

8.1.2 any liability of the company incurred between the effective date and the closing date, otherwise than in the ordinary and regular course of conduct of the company's business;

8.1.3 any actual liability of the company for taxation not provided for in the effective date accounts arising form or out of the profits or income of the company for all periods prior to the effective date, for which purpose the term "taxation" shall include -

8.1.3.1 normal taxation;

8.1.3.2 value added tax

8.1.3.3 Regional Services Council levies

8.1.3.4 all other forms of taxation;

8.1.3.5 any taxation arising from new assessments of taxation and/or the reopening of any income tax assessments of the company

8.1.3.6 any penalties or interest as a result thereof

8.1.3.7 any taxation in respect of undistributed profits;  and

8.1.3.8 any taxation in respect of distributed profits;

8.1.4 any claims or liabilities (including claims or liabilities for consequential loss) as a result of any breach of contract which occurred before the effective date and were not provided for in the effective date accounts or which occurs between the effective date and the closing date.

8.2 The purchaser shall be deemed to have suffered a loss equivalent to the amount of any liabilities or claims against which it is indemnified in terms of 8.1

8.3 The purchaser shall notify the seller of any claim which may be made against the company in respect of any of the matters referred to in 8.1 within a reasonable time of the purchaser becoming aware thereof, to enable the seller to take steps to contest such claim.

8.4 The seller shall be entitled to contest the claim concerned in the name of the company and shall be entitled to control the proceedings in regard thereto; provided that the -

8.4.1 seller indemnifies the purchaser and the company against all party and party and attorney and client costs which may be incurred as a consequence of such steps. and the purchaser shall be entitled to require the seller to give reasonable security against such costs; and

8.4.2 purchaser shall procure that the company renders reasonable assistance to the seller (at the expense of the seller) in regard to the steps taken by the seller.

8.5 The seller shall be obliged to pay the purchaser the amount of any loss suffered by the purchaser in respect of which it is indemnified in terms of this paragraph as soon as the company is obliged to make payment of any amount to which the indemnity relates.

9.    REPAYMENT OF THE CLAIMS

9.1 The purchaser shall not cause the company to repay the claims on or before the 30th April 2005.

9.2 No interest shall be payable in respect of the claims registered under this agreement as at the effective date.


10     DOMICILIUM AND  NOTICES

10.1 The parties choose domicilium citandi et executandi ("domicilium) for all purposes arising from or pursuant to this agreement, as follows -

10.1.1 the seller - 2.2 and 2.5 of the info schedule

10.1.2 the purchaser - 3.2 and 3.5 of the info schedule

10.2 Either party shall be entitled from time to time, by written notice to another, to vary its domicilium to any other address within the Republic of South Africa which is not a post office box or poste restante.

10.3 Any notice given and any payment made by either party to the other ("the addressee") which -

10.3.1 is delivered by hand during the normal business hours of the addressee at the adddressee's domicilium for the time being shall be rebuttably presumed to have been received by the addressee at the time of delivery;

10.3.2 is posted by prepaid registered post from an address within the Republic of South Africa to the addressee at the addressee's domicilium for the time being shall be rebuttably presumed to have been received by the addressee on the seventh day after the posting.

10.4 Any notice given by either party to the other ("the addressee") which is sent by telefacsimile to the particular addressee's domicilium for the time being shall be rebuttably presumed to have been received by the addressee on transmission thereof.

10.5 Notwithstanding anything to the contrary in this clause 10, a written notice or other communication actually received by a party shall be adequate written notice or communication to that party notwithstanding that the notice was sent or delivered to that party's chosen address.

11 GENERAL

11.1 This document together with its schedule and annexes constitutes the sole record the agreement between the parties in relation to the subject matter thereof.

11.2 Neither party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein.

11.3 No addition to, variation, or agreed cancellation of this agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties.

11.4 No indulgence which either party ("the grantor") may grant to the other ("the grantee") shall constitute a waiver of any of the rights of the grantor, who shall not thereby be precluded from exercising any rights against the grantee which may have arisen in the past or which may arise in the future.
11.5 This agreement supercedes all previous agreements.


12 BREACH

Subject to any other provision of this agreement providing for the remedy of any breach of any provision hereof, should any party ("the defaulting party") commit a breach of any provision of this agreement and fail to remedy such breach within fourteen days after receiving written notice from the other party ("the aggrieved party") requiring the defaulting party to do so, then the aggrieved party shall be entitled, without prejudice to its other rights in law, to cancel this agreement or to claim specific performance of all of the defaulting party's obligations whether or not due for performance, in either event without prejudice to the aggrieved party's right to claim damages.


13 COSTS

As between the parties, the -

13.1    purchaser shall bear and pay -
13.1.1 the costs of THEO TROMP of and incidental to the negotiation, drafting, preparation and execution of this agreement, its schedule and its annexes;

13.1.2  all stamp duty payable on the transfer of the sale shares;

13.2 Seller shall bear and pay all costs of and incidental to the preparation of the accounts, effective date accounts and adjustment accounts.

14      RESTRICTION ON TRADING OF SHARES

14.1    It is recorded that the shares to be issued in terms of Paragraph
1.5.1 and 1.5.2 of the Schedule of Information shall be subject to the following trading restrictions:

14.1.1 For a period of 12 (twelve) months from the effective date the seller shall not be entitled to dispose of any shares of Celtron;

14.1.2 For the period of 3 (three) months from the expiry of the period referred to in 14.1.1 the seller shall be entitled to dispose of 30% of the shares which will include any shares acquired in terms of the option referred to in 17 below;

14.1.3 For the period of 3 (three) months after the expiry of the period referred to in 14.1.2 the seller shall be entitled to dispose of a further 15% of the shares which will include any shares acquired in terms of the option referred to in 17 below;

14.1.4 For the period of 3 (three) months after the expiry of the period referred to in 14.1.3 the seller shall be entitled to dispose of a further 15% of the shares which will include any shares acquired in terms of the option referred to in 17 below;

14.1.5 After the expiry of the period of 24 months from the effective date the seller shall be free to dispose of the balance of the shares as they deem fit;
14.1.6 Any subsequent issue of shares to the seller other than as specified in 14.1.1, 14.1.2, 14.1.3, 14.1.4 and 14.1.5 under this agreement shall be subject to a trading restriction period of 12 (twelve) months from the date of issue of such shares and the seller shall not be entitled to dispose of such shares of Celtron until such period has expired or the shares have been released by Celtron from such restrictions, whichever may occur first;


15 APPOINTMENT OF DIRECTORS

15.1.1 The parties agree that Ronald Andrew Pienaar will be appointed a director of CJ Systems (Pty) Ltd. within 45 ( Forty Five) days of the effective date. Further appointment of directors will be governed by the Management agreement as per Annexure F.

16       AMOUNT DUE BY THE COMPANY TO ITS BANKERS

16.1 It is recorded that the company is indebted to its bankers at the effective date in the amount of R 0,00 (zero rands) and that the seller has bound himself as surety and co-principal debtor in favour of the bank for the due repayment of any outstanding amount by the company.

16.2 The purchaser undertakes to obtain the release of the seller from such surety within a period of 6 (six) months after the effective date failing which the purchaser hereby indemnifies the seller against any claim which the bank may institute against the seller on the basis of the surety signed by the seller.

17 RIGHT OF FIRST REFUSAL

17.1 Should the purchaser at any time after the effective date decide to dispose of the sale shares or cause the company to dispose of its business as a going concern the seller should have the right of first refusal to purchase the sale shares or the business of the company as the case may be at the same price at which the seller intends selling the sale shares or the company intends selling its business.

17.2 The seller shall exercise the above right of first refusal within thirty days after having been notified by the purchaser of his intention whereafter the purchaser shall be free to dispose of the shares or the company of its business to any third party provided that such disposal shall not be at a price lower than the price offered to the seller. Such notice period shall be extended to include public holidays and weekends.

In the event of the business or sales shares being disposed of, within the periods define in Section 14 above, the seller shall be free to dispose of the balance of any shares as they deem fit.

17.3 It is the express intent of Celtron that company 1 shall be merged into the business and operate as a business unit and not a company. Separate accounts will be held to enable paragraphs 17.1, 17.2, and 17.3 above.


ANNEX "B" TO SCHEDULE OF INFORMATION

Fixed Assets:

Company 1:


ANNEX "C" TO SCHEDULE OF INFORMATION

Leases:

Company 1:


ANNEX "D"


WARRANTIES


1 In this annex -

1.1  the "agreement" means the agreement to which this annex is attached;

1.2 the expressions defined in the agreement shall bear the same meanings in this annex;

2    The seller warrants that -

2.1  On the signature date and the effective date, both days inclusive-

2.1.1 company 1 will be incorporated as a private company with limited liability according to the laws of the Republic of South Africa;

2.1.2 no steps in terms of Section 73 of the Companies Act will be pending or contemplated in respect of Company 1;

2.1.3 the authorized and issued share capital of company1 is divided into 100 shares of R1.00 each of which 100 shares have been issued at par;

2.1.4 all of the issued shares in the capital of the company will be of one class and will rank pari passu with each other;

2.1.5 no steps similar to or in terms of Section 73 of the Companies Act of South Africa will be pending or contemplated in respect of Company1;

2.1.6 the companies will not be under any obligations (whether contingently upon exercise of any rights or otherwise) and no resolution would have been passed requiring either company to increase or reduce its authorized or issued share capital or to vary any of the rights attaching to the issued shares;

2.1.7 the seller will be the registered owner and beneficial owner and will be entitled and able to give free and unencumbered title to the sale shares to the purchaser;

2.1.8 no person will have any right, including inter alia, any option or right of first refusal, to acquire any of the shares in or claims against either company, present or future;

2.1.9 no resolution will have been passed, nor will the company be obliged to alter the memorandum or articles of association of either company or to create or to issue any debentures;

2.1.10 no person will have any right to obtain an order for the rectification of the register of members of either company;

2.1.11 both the companies books and records would have been properly maintained according to law and will be capable of being written up within a reasonable time so as to record all of the transactions of the respective company;

2.1.12 the minute books of both the companies will contain all of the resolutions passed by its directors and members;

2.1.13 the companies and their assets will be insured against the risk to which they are subject for amounts which accord with the sound business practice for a period terminating not earlier than 30 days after the closing date, all premiums due in respect of such insurance will have been paid and the companies will have complied with all of the conditions to which the liability of the insurers under the policies of insurance will be subject;

2.1.14 neither of the companies will be in breach of any laws;

2.1.15 the companies will not be liable, whether contingently or otherwise and whether as surety, co-principal debtor, guarantor or indemnifier, for the liabilities of any third party;

2.1.16 the companies will have no liabilities, save for those disclosed in the accounts;

2.1.17 there are no outstanding or unpaid dividends due to the seller;

2.2 the companies are not engaged in any litigation, income tax appeals, arbitration or criminal proceedings. Having made all reasonable enquiries, the seller is not aware of any facts, matters or circumstances which may give rise to any such litigation, income tax appeals, arbitration or criminal proceedings.

2.3 having made all reasonable enquiries, the seller is not aware of any facts, matters or circumstances which may give rise to the cancellation of any of the policies of insurance referred to in 2.1.12, or the repudiation of any claims thereunder or to such policies not being renewed in the future or only being renewed subject to the imposition of onerous terms;

2.4 the accounts, effective date accounts and the adjustment accounts will be certified without qualification and be prepared: -

2.4.1 in accordance with generally accepted and sound accounting practice;

2.4.2 in a manner such as fairly to present the state of affairs, operations and results of the company as at the date thereof and for the periods to which they relate;

2.4.3 in accordance with the provisions of the Companies Act of that country;
and

2.4.4 unless inconsistent with 2.4.1, on the same basis and applying the same criteria as applied in the preparation of the audited financial statements of the company during previous years;

2.5 there will be no material changes between the accounts and the audited effective date accounts of either company;

2.6 all stamp duty in terms of the Stamp Duties Act, 1968, or as per the relevant Act of the country, as amended, including but not limited to any stamp duty payable by the seller in respect of the transfer of the sale shares into the name of the purchaser (from which no exemption is applicable) has been paid in respect of the shares;

2.7 between the incorporation of either company and the closing date, either company will not have made an aware of any capitalization or bonus shares;

2.8 the seller has disclosed in writing to the purchaser all queries addressed to either company or any of its representatives by any tax official and the replies thereto as well as full details of any tax objections lodged by either company and which have not been fully disclosed of;

2.9 at the effective date, no work remains to be performed, and no expense not accrued in the accounts remain to be incurred, in connection with -

2.9.1 the completion and auditing of the company's financial statements in respect of any of its financial years ended prior to the effective date;

2.9.2 the submission of the company's income tax returns in respect of any of the financial years ended prior to the effective date; and the submission of any other return required by law to have been submitted by the company to any competent authority prior to the effective date;

2.10 as at the closing date either company will have no liability of whatsoever nature for taxation not provided for in the effective date accounts arising from or out of the profits or income of the company for all periods prior to the effective date, for which purpose the term "taxation" shall include normal taxation, general sales tax, value added tax, regional service council levies, all other forms of taxation, any taxation arising from new assessments of taxation and/or the reopening of any income tax assessments of the company, and penalties or interest as a result thereof, any taxation in respect of undistributed profits, and any taxation in respect of distributed profits;

2.11 there are no unpaid claims for salaries, wages, UIF, PAYE, retrenchment or unfair labour practices by any employee of the company;

2.12 none of the transactions in which the company has been a party are capable of giving rise to the transaction/s being set aside by any trustee or liquidator as constituting undue preferences or voidable disposition;

2.13 the companies have not carried on any business other than that of Cybernet Card Payment solutions distributor;

2.14 and the assets listed on the fixed assets register will be insured against the risks to which they are subject for amounts which accord with sound business practice, for a period termination not earlier than the transfer date, all premiums due in respect of such insurance will have been paid and the seller will have complied with all of the conditions to which the liability of the insurers under the policies of insurance will be subject;

2.15 and the assets listed on the fixed assets register will continue to be in good order and condition and apart from wear and tear in the ordinary course, and apart from any loss, damage or destruction beyond the control of the seller, provided that any loss, damage or destruction will be fully insured for the benefit of the seller;

2.16 the seller has disclosed to the purchaser all facts and circumstances material to this transaction and which would be material or would be reasonably likely to be material to a purchaser of the sale shares and sale claims and the purchase price payable in respect thereof.

2.17 The Seller warrants that the sole distribution agreement of the sellers product(s) will be re-issued for a period of not less than 24 months as from the effective date in the name of Celtron or its nominee.


ANNEX "E"


Board Mandate


ANNEX "F"


Management Agreement